Senesco Announces $2.0 Million Equity Financing

BRIDGEWATER, N.J. (January 9th, 2012) – Senesco Technologies, Inc. (“Senesco” or the “Company”) (NYSE AMEX: SNT) announced today that it has entered into a securities purchase agreement to raise approximately $2.0 million in gross proceeds through the sale of 7,692,308 shares of its common stock.  The investors, excluding officers and directors of Senesco or funds affiliated with such officers or directors participating in the offering, will also receive 50% warrant coverage at an exercise price of $0.286 per share.  The common stock and 50% warrant coverage (the “Unit”) was priced at $0.26 per Unit.

The offering is expected to close on or about January 11, 2012. The net proceeds of the financing will be used primarily for working capital, research and development and general corporate purposes.

“We are very pleased to have the participation of both new and existing investors to supplement our financial resources despite the current challenging economic climate,” said Leslie J. Browne, Ph.D., President and CEO of Senesco. “Progress in the clinical development of SNS01-T in multiple myeloma and positive results from our non-clinical evaluation of SNS01-T in other B-cell cancers, is delivering additional options that we believe is recognized as adding value for our investors.”

The shares and warrants are being offered pursuant to a prospectus forming a part of the Company’s effective registration statement (File No. 333-170140) filed with the Securities and Exchange Commission (the “SEC”), a copy of which may be obtained, when available, at the SEC’s website at http://www.sec.gov.

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Additional terms of this offering (including the full terms and conditions of the securities purchase agreement and warrants) were disclosed on a Form 8-K filed with the SEC by Senesco simultaneously with this press release and will also be disclosed in the prospectus filed with the SEC in connection with this offering.

About Senesco Technologies, Inc.

Senesco, a leader in eIF5A technology, is running a clinical study in multiple myeloma with its lead therapeutic candidate SNS01-T, which targets B-cell cancers by selectively inducing apoptosis by modulating eukaryotic, translation, initiation Factor 5A (eIF5A), which is believed to be an important regulator of cell growth and cell death. Accelerating apoptosis may have applications in treating cancer, while delaying apoptosis may have applications in treating certain inflammatory and ischemic diseases. Senesco has already partnered with leading-edge companies engaged in agricultural biotechnology and is entitled to earn research and development milestones and royalties if its gene-regulating platform technology is incorporated into its partners’ products.

About Multiple Myeloma

Multiple myeloma is an incurable cancer of plasma cells, a type of white blood cell derived from B-lymphocytes, normally responsible for the production of antibodies. Senesco was previously granted orphan drug status for SNS01-T, the Company’s lead drug candidate for treatment of multiple myeloma.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the ability of the Company to consummate additional financings; the development of the Company’s gene technology; the approval of the Company’s patent applications; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance, the Company’s ability to comply with the continued listing standards of the NYSE Amex, as well as other factors expressed from time to time in the Company’s periodic filings with the SEC. As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:
Company:
Senesco Technologies, Inc.
Leslie J. Browne, Ph.D., 908-864-4444
President & CEO

or

Investor Relations:
CEOcast, Inc.
Robert Woods, 212-732-4300
rwoods@ceocast.com